UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2014

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.
On December 17, 2014, Avon Products, Inc. (the "Company") announced that it had entered into agreements with the U.S. Department of Justice (the "DOJ") and the Securities and Exchange Commission (the "SEC") related to the previously disclosed Foreign Corrupt Practices Act ("FCPA") investigations.

The agreements include aggregate payments of $135 million to the two U.S. government agencies, with $68 million in fines payable to the DOJ and $67 million in disgorgement and prejudgment interest payable to the SEC, in connection with charges that the Company violated the books and records and internal controls provisions of the FCPA. As previously disclosed, the Company has accrued $135 million for the FCPA matters. Under a deferred prosecution agreement (the "DPA"), which received court approval today, the DOJ will defer criminal prosecution of the Company for a period of three years in connection with the charged violations of the FCPA. The Company has agreed to the imposition of a corporate compliance monitor, which with the approval of the government can be replaced after 18 months by the Company’s agreement to undertake self-monitoring and reporting obligations for an additional 18 months. If the Company remains in compliance with the DPA during its term, the charges against the Company will be dismissed with prejudice. In addition, as part of the agreement with the DOJ, Avon Products (China) Co. Ltd., a subsidiary of the Company operating in China, pleaded guilty today to conspiring to violate the books and records provision of the FCPA and was sentenced to pay the agreed $68 million fine to the DOJ.

Final resolution of the SEC matter is subject to approval by the United States District Court for the Southern District of New York. There can be no assurances regarding if and when the court will approve the SEC settlement.

The foregoing descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to copies of the press release attached hereto as Exhibit 99.1, the Deferred Prosecution Agreement attached hereto as Exhibit 99.2, the SEC Proposed Final Judgment, attached hereto as Exhibit 99.3, the SEC Consent, attached hereto as Exhibit 99.4, and the Plea Agreement of Avon Products (China) Co. Ltd., attached hereto as Exhibit 99.5, each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Press Release of Avon Products, Inc. dated December 17, 2014
Exhibit 99.2 Deferred Prosecution Agreement, dated December 15, 2014, between Avon Products, Inc. and the United States Attorney's Office for the Southern District of New York on behalf of the United States
Exhibit 99.3 Proposed Final Judgment filed with the United States District Court for the Southern District of New York in Securities and Exchange Commission v. Avon Products, Inc.
Exhibit 99.4 Consent of Avon Products, Inc., dated December 10, 2014, filed with the United States District Court for the Southern District of New York in Securities and Exchange Commission v. Avon Products, Inc.
Exhibit 99.5 Plea Agreement, dated December 15, 2014, between Avon Products (China) Co. Ltd. and the United States Department of Justice Criminal Division

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: December 17, 2014

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Avon Products, Inc. dated December 17, 2014
99.2	Deferred Prosecution Agreement, dated December 15, 2014, between Avon Products, Inc. and the United States Attorney's Office for the Southern District of New York on behalf of the United States
99.3	Proposed Final Judgment filed with the United States District Court for the Southern District of New York in Securities and Exchange Commission v. Avon Products, Inc.
99.4	Consent of Avon Products, Inc., dated December 10, 2014, filed with the United States District Court for the Southern District of New York in Securities and Exchange Commission v. Avon Products, Inc.
99.5	Plea Agreement, dated December 15, 2014, between Avon Products (China) Co. Ltd. and the United States Department of Justice Criminal Division